UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 18, 2011

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (518) 445-2200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Principal Officers; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

Item 9.01	Exhibits

Item 5.02	Departure of Directors or Principal Officers; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

On February 18, 2011, the Board of Directors of Albany International Corp. elected John B. Cozzolino as the Company’s Chief Financial Officer and Treasurer. A copy of the Company’s press release announcing Mr. Cozzolino’s appointment is filed with this report as Exhibit 99.1.

Mr. Cozzolino has been serving as the Company’s Acting Chief Financial Officer since September 23, 2010, and as Vice President – Corporate Treasurer and Strategic Planning since February 2009. From 2007 until 2009, he served as Vice President – Strategic Planning. He also served the Company as Director – Strategic Planning from 2000 until 2007 and as Manager – Corporate Accounting from 1994 until 2000.

The material terms of Mr. Cozzolino’s compensation are set forth in the document entitled “Summary of Cozzolino Compensation Terms” which is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated February 23, 2011

Exhibit 99.2	Summary of Cozzolino Compensation Terms (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ Joseph G. Morone

Name: Joseph G. Morone
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: February 23, 2011